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                                                                    EXHIBIT 99.1


                            [RENAL CARE GROUP LOGO]



                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                       CONTACT: R. DIRK ALLISON
                                                     CHIEF FINANCIAL OFFICER
                                                     615-345-5500



                     RENAL CARE GROUP, INC. SEES EPS GROWTH
                       OF 15% FOR NEXT THREE TO FIVE YEARS

Nashville, Tennessee (September 20, 2000)--Renal Care Group, Inc. (Nasdaq/NM:
RCGI) today announced that it expects to be able to sustain a 15% growth rate in earnings per share over the next three to five years. Also, in order to focus exclusively on its primary business of providing dialysis services, the Company announced that it would write-off its wound care business. In connection with writing off this business, the Company expects to record a one-time restructuring charge of approximately $9 million in the third quarter of 2000.

         The Company also announced that it expects to report earnings per share of approximately $1.32 for 2000, an increase of 18% compared with 1999. Earnings per share in the second half of 2000 will be affected moderately by expenses associated with the Company's previously announced water treatment-related episode in Youngstown, Ohio, as well as the Company's decision to decrease its merger and acquisition activities in the second half of 2000 in light of increasing acquisition pricing. The Company expects to generate earnings per share of approximately $0.33 for the third quarter and approximately $0.34 for the fourth quarter of 2000.

         Sam A. Brooks, chairman and chief executive officer of Renal Care Group, said, "Although the operational base of our company has expanded dramatically, we believe that we can maintain a growth rate of 15% in earnings per share for the next three to five years. This view is based on the inherent predictability and recurring nature of the dialysis business, our proven strength in integrating acquisitions and a galvanized management team that is totally dedicated to delivering quality care and improving patient outcomes, while remaining focused on building shareholder value. We also see positive trends on the legislative horizon for next year.

         "Further, in order to focus all our resources on our core business of dialysis services," Mr. Brooks commented, "we will write off our investment in our non-core wound care business. It has not contributed significantly to profitability. This decision is consistent with our ongoing process of evaluating our non-dialysis businesses as they relate to our core focus."


                             RENAL CARE GROUP, INC.
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                    (615) 345-5500 - (615) 345-5505 FACSIMILE

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RCGI Confident of EPS Growth
Page 2
September 20, 2000

         In closing, Mr. Brooks said, "I have never been more confident about our business or the future of the dialysis industry. At Renal Care Group, financial success and quality patient care are compatible concepts. We have demonstrated that the better the care, the healthier the patient; and the healthier the patient, the better our company performs. In my long career in healthcare, I have not encountered any other business where the goals of the stockholder are so directly aligned with the needs of the patient. This convergence of interests makes ours a unique and very special business for our associates, stockholders and our more than 15,900 patients."

         Renal Care Group will hold a conference call to discuss this press release on Thursday, September 21, 2000, at 8:00 a.m. Central time. A listen-only simulcast as well as a 30-day replay of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com, www.streetevents.com or www.vcall.com.

         Renal Care Group, Inc. is a dialysis services company that provides care to patients with kidney disease. The Company treats approximately 15,900 patients through 193 dialysis centers, in addition to providing acute dialysis services in 108 hospitals. Over 5,000 associates provide services in the Company's 23-state network.

         Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements. These factors are discussed in more detail in the Company's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 1999 and Renal Care Group's quarterly reports on From 10-Q for the quarters ended March 31, 2000 and June 30, 2000. Copies of these filings are available from Renal Care Group upon request.

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